Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-136872) of BabyUniverse, Inc.;

2.	Registration Statement (Form S-3 No. 333-139712) of BabyUniverse, Inc.;

3.	Registration Statement (Form S-3 No. 333-147033) of BabyUniverse, Inc.;

4.	Registration Statement (Form S-3 No. 333-144430) of BabyUniverse, Inc.;

5.	Registration Statement (Form S-3 No. 333-153160) of The Parent Company;

6.	Post Effective Registration Statement on Form S-3 to Form S-4 (No. 333-143765) of The Parent Company;

7.	Registration Statement (Form S-8 No. 333-147108) pertaining to the 2004, 2005, and 2006 Stock Incentive Plans of BabyUniverse, Inc.;

8.	Registration Statement (Form S-8 No. 333-148591) pertaining to the 2007 Long-Term Incentive Plan of The Parent Company; and
9.	Registration Statement (Form S-8 No. 333-128353) pertaining to the 2005 Stock Incentive Plan on BabyUniverse, Inc.

of our report dated April 30, 2008, except for: (i) Note 15; and (ii) paragraphs six and seven of Note 2, as to which the date is December 8, 2008 with respect to the consolidated financial statements for the year ended February 2, 2008 of The Parent Company filed with this Current Report of Form 8-K.

/s/ Ernst & Young LLP

Denver, Colorado

December 9, 2008